EXHIBIT 5.1



                                Patton Boggs LLP
                               1660 Lincoln Street
                                   Suite 1900
                             Denver, Colorado 80264
                                 (303) 830-1776

September 8, 2005



Del Mar Income Partners, Ltd.
222 Milwaukee Street, Suite 304
Denver, Colorado  80206

Gentlemen and Ladies:

We have acted as counsel for Del Mar Income Partners, Ltd., a Maryland corporation (the "Company"), in connection with preparation of the Company's Registration Statement on Form S-11 (the "Registration Statement") under the Securities Act of 1933, as amended, concerning registration of the sale of up to 740,000 shares of the Company's $.001 par value common stock (the "Common Stock").

We have examined the Articles of Incorporation, as amended, and the Bylaws of the Company and the records of the Company's corporate proceedings concerning the registration described above. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostaic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained herein.

Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that, upon the receipt by the Company of the payment therefor described in the Registration Statement, the shares of Common Stock will be legally issued and will constitute fully paid and non-assessable shares of the Company's Common Stock.

We hereby consent (a) to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration Statement as acting as counsel in connection with the offering, including with respect to the issuance of securities offered in the offering; and (b) to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


/s/ Patton Boggs LLP
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PATTON BOGGS LLP